Exhibit 14(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of SunAmerica Series Trust of our report dated February 27, 2018, relating to the financial statements and financial highlights, which appears in SA Wellington Growth Portfolio’s, SA Wellington Growth and Income Portfolio’s, and SA Wellington Natural Resources Portfolio’s (three of the portfolios constituting Anchor Series Trust) Annual Report on Form N-CSR for the year ended December 31, 2017; of our report dated March 28, 2018, relating to the financial statements and financial highlights, which appears in SA Boston Company Capital Growth Portfolio’s, SA WellsCap Fundamental Growth Portfolio’s, and SA AB Growth Portfolio’s (three of the portfolios constituting SunAmerica Series Trust) Annual Report on Form N-CSR for the year ended January 31, 2018; and of our report dated May 25, 2018, relating to the financial statements and financial highlights, which appears in SA Columbia Focused Growth Portfolio’s (one of the portfolios constituting Seasons Series Trust) Annual Report on Form N-CSR for the year ended March 31, 2018. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas
July 3, 2018